Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES FIRST QUARTER 2020 RESULTS
•First quarter net sales increased 11% to $473 million
•First quarter diluted EPS grew 70% to a record $1.36
•Executing more than $250 million of cost and capital deployment actions to support business continuity
•Cash at quarter end of $239 million, with additional cash funding of $75 million on April 3rd
MINNEAPOLIS – (April 22, 2020) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended March 28, 2020.
“As a purpose driven company, Sleep Number has been intently focused on keeping our team members safe, serving our customers and ensuring our business continuity during this time of uncertainty and disruption created by the COVID-19 pandemic,” stated Shelly Ibach, President and CEO. “Our record first quarter performance reflects the exceptional consumer demand for our life-changing 360® smart beds, our significant competitive advantages and strong business fundamentals. We are effectively managing the near-term challenges caused by the pandemic. The measures we have taken in recent weeks, combined with our team’s agility, resilience and innovation, give me great confidence in our ability to rebound with strength as this crisis abates and the economy recovers.”

First Quarter Overview
•Net sales increased 11% to $473 million, including a 7% comparable sales gain and 5 percentage points of growth from new stores
•Gross profit rate increased 240 basis points (bp) to 63.9% of net sales
•Operating income increased 61% to $53 million, or 11.2% of net sales, up 350 bp versus the prior year’s first quarter while investing in growth drivers, including 25% higher year-over-year R&D spending
•Earnings per diluted share increased 70% to a record $1.36, while absorbing 11 cents of year-over-year income tax rate headwind
Cash Flows and Liquidity Review
•Generated $85 million in net cash from operating activities, up 25% versus the prior year; trailing twelve-month net cash from operating activities of $206 million grew 37% versus prior year comparable period
•Reduced 2020 planned capital expenditures to approximately $35 million versus previous plan of $60 million, with $10 million incurred in the first quarter
•As previously disclosed, we suspended share repurchases for balance of the year
•Leverage ratio of 2.6x EBITDAR at the end of the first quarter (covenant maximum of 4.5x)
•Return on invested capital (ROIC) increased to 19.1% for the trailing twelve-month period, up 260 bp versus the prior year comparable period
•Cash at end of first quarter of $239 million, including drawing down the remaining availability under our revolving credit facility on March 17th; on April 3rd we added $75 million additional cash through an incremental term loan under the credit facility’s $150 million accordion

COVID-19 Update
The company has taken decisive actions to manage liquidity and costs through the challenging economic environment caused by COVID-19. The pandemic and ensuing government restrictions have resulted in the temporary closure of most of our retail stores since mid-March. The company took immediate measures to preserve cash: suspended share repurchases for the balance of the year, significantly reduced capital expenditures, compensation, benefits and discretionary spending, and temporarily furloughed 40% of its team members, with approximately another 30% working reduced hours. These actions are collectively expected to result in more than $250 million of reduced cash spending versus plan in 2020.

Financial Outlook
The company remains focused on managing liquidity and balance sheet strength, and expects to meet its liquidity needs from operating cash flow and its existing credit facilities. On March 23, 2020, the company

Sleep Number Announces First-quarter 2020 Results - Page 2 of 8 withdrew its fiscal 2020 financial guidance due to the COVID-19 pandemic. The company is not providing any further financial guidance at this time.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
As a purpose driven company, Sleep Number’s mission is to improve lives by individualizing sleep experiences. Our revolutionary Sleep Number 360® smart beds deliver proven, quality sleep through effortless, adjustable comfort. Our integrated SleepIQ® operating system captures over 10 billion biometric data points every night and offers actionable insights to improve your overall sleep health and wellness.

To experience proven quality sleep, visit SleepNumber.com or one of over 610 Sleep Number® stores. More information is available on our newsroom and investor relations site.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious diseases; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third-parties, including several sole-source suppliers or providers of services; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs, pandemics, strikes, and the potential for shortages in supply; risks of disruption in the operation of our main manufacturing facilities or assembly distribution facilities; increasing government regulation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (763) 551-7459; julie.elepano@sleepnumber.com

Sleep Number Announces First-quarter 2020 Results - Page 3 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	March 28, 2020	% of Net Sales	March 30, 2019	% of Net Sales
Net sales	$472,566	100.0%	$426,445	100.0%
Cost of sales	170,435	36.1%	164,212	38.5%
Gross profit	302,131	63.9%	262,233	61.5%
Operating expenses:
Sales and marketing	207,744	44.0%	186,827	43.8%
General and administrative	31,072	6.6%	34,323	8.0%
Research and development	10,501	2.2%	8,376	2.0%
Total operating expenses	249,317	52.8%	229,526	53.8%
Operating income	52,814	11.2%	32,707	7.7%
Interest expense, net	2,344	0.5%	2,609	0.6%
Income before income taxes	50,470	10.7%	30,098	7.1%
Income tax expense	11,330	2.4%	4,680	1.1%
Net income	$39,140	8.3%	$25,418	6.0%

Net income per share – basic	$1.40		$0.83

Net income per share – diluted	$1.36		$0.80

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	27,858		30,620
Dilutive effect of stock-based awards	914		1,118
Diluted weighted-average shares outstanding	28,772		31,738

Sleep Number Announces First-quarter 2020 Results - Page 4 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	March 28, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$239,213	$1,593
Accounts receivable, net of allowance for doubtful accounts of $1,067 and $898, respectively	7,170	19,978
Inventories	82,021	87,065
Prepaid expenses	13,492	15,335
Other current assets	30,889	36,397
Total current assets	372,785	160,368
Non-current assets:
Property and equipment, net	194,707	197,421
Operating lease right-of-use assets	323,770	327,017
Goodwill and intangible assets, net	72,681	73,226
Other non-current assets	49,871	48,011
Total assets	$1,013,814	$806,043
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$446,003	$231,000
Accounts payable	132,939	134,594
Customer prepayments	25,816	34,248
Accrued sales returns	22,273	19,809
Compensation and benefits	27,292	40,321
Taxes and withholding	27,490	22,171
Operating lease liabilities	60,210	59,561
Other current liabilities	53,054	53,070
Total current liabilities	795,077	594,774
Non-current liabilities:
Deferred income taxes	9,142	3,808
Operating lease liabilities	294,548	298,090
Other non-current liabilities	70,956	68,802
Total non-current liabilities	374,646	370,700
Total liabilities	1,169,723	965,474
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 27,636 and 27,961 shares issued and outstanding, respectively	276	280
Additional paid-in capital	—	—
Accumulated deficit	(156,185)	(159,711)
Total shareholders’ deficit	(155,909)	(159,431)
Total liabilities and shareholders’ deficit	$1,013,814	$806,043

Sleep Number Announces First-quarter 2020 Results - Page 5 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Net income	$39,140	$25,418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,371	15,743
Stock-based compensation	2,051	3,638
Net gain on disposals and impairments of assets	(22)	(433)
Deferred income taxes	5,334	824
Changes in operating assets and liabilities:
Accounts receivable	12,808	6,182
Inventories	5,044	1,568
Income taxes	5,798	4,208
Prepaid expenses and other assets	7,478	(5,283)
Accounts payable	11,282	5,857
Customer prepayments	(8,432)	3,452
Accrued compensation and benefits	(13,157)	1,750
Other taxes and withholding	(479)	1,254
Other accruals and liabilities	2,725	3,958
Net cash provided by operating activities	84,941	68,136

Cash flows from investing activities:
Purchases of property and equipment	(10,351)	(19,743)
Proceeds from sales of property and equipment	25	2,571
Net cash used in investing activities	(10,326)	(17,172)

Cash flows from financing activities:
Net increase in short-term borrowings	201,170	2,955
Repurchases of common stock	(41,445)	(55,656)
Proceeds from issuance of common stock	3,283	2,836
Debt issuance costs	(3)	(1,015)
Net cash provided by (used in) financing activities	163,005	(50,880)

Net increase in cash and cash equivalents	237,620	84
Cash and cash equivalents, at beginning of period	1,593	1,612
Cash and cash equivalents, at end of period	$239,213	$1,696

Sleep Number Announces First-quarter 2020 Results - Page 6 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Percent of sales:
Retail	92.1%	92.0%
Online and phone	7.6%	7.0%
Wholesale/other	0.3%	1.0%
Total	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	6%	5%
Online and phone	21%	6%
Company-Controlled comparable sales change	7%	5%
Net opened/closed stores	5%	5%
Total Company-Controlled Channel	12%	10%
Wholesale/other	(71%)	(3%)
Total	11%	10%

Stores open:
Beginning of period	611	579
Opened	8	15
Closed	(8)	(9)
End of period	611	585

Other metrics:
Average sales per store ($ in 000's) [1]	$2,932	$2,744
Average sales per square foot [1]	$1,040	$1,003
Stores > $2 million net sales [2]	71%	66%
Stores > $3 million net sales [2]	32%	26%
Average revenue per mattress unit [3]	$4,884	$4,804
1 Trailing twelve months Company-Controlled comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online and phone sales).
3 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces First-quarter 2020 Results - Page 7 of 8
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net income	$39,140	$25,418	$95,567	$74,409
Income tax expense	11,330	4,680	25,313	15,834
Interest expense	2,357	2,610	11,338	7,994
Depreciation and amortization	15,253	15,637	61,026	61,673
Stock-based compensation	2,051	3,638	15,070	11,966
Asset impairments	3	139	49	235
Adjusted EBITDA	$70,134	$52,122	$208,363	$172,111

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net cash provided by operating activities	$84,941	$68,136	$205,965	$150,420
Subtract: Purchases of property and equipment	10,351	19,743	49,847	56,453
Free cash flow	$74,590	$48,393	$156,118	$93,967

Calculation of Leverage Ratio under Revolving Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	March 28, 2020	March 30, 2019
Borrowings under revolving credit facility	$446,003	$218,700
Outstanding letters of credit	3,997	3,497
Finance lease obligations	730	834
Consolidated funded indebtedness	$450,730	$223,031
Capitalized operating lease obligations [1]	535,425	491,690
Aggregate unrestricted cash-on-hand and cash equivalents in excess of $40,000,000	(199,213)	—
Total debt including capitalized operating lease obligations (a)	$786,942	$714,721

Adjusted EBITDA (see above)	$208,363	$172,111
Consolidated rent expense	89,237	81,949
Consolidated EBITDAR (b)	$297,600	$254,060

Leverage Ratio per revolving credit facility (a divided by b)	2.6 to 1.0	2.8 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our revolving credit facility.
Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2020 Results - Page 8 of 8
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	March 28, 2020	March 30, 2019
Net operating profit after taxes (NOPAT)
Operating income	$132,203	$98,234
Add: Rent expense [1]	89,237	81,949
Add: Interest income	15	4
Less: Depreciation on capitalized operating leases [2]	(22,883)	(20,815)
Less: Income taxes [3]	(47,453)	(38,490)
NOPAT	$151,119	$120,882

Average invested capital
Total deficit	$(155,909)	$(124,640)
Less: Cash greater than target [4]	(113,397)	—
Add: Long-term debt [5]	446,733	219,533
Add: Capitalized operating lease obligations [6]	713,896	655,592
Total invested capital at end of period	$891,323	$750,485

Average invested capital [7]	$790,420	$732,890

Return on invested capital (ROIC) [8]	19.1%	16.5%
1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.
3 Reflects annual effective income tax rates, before discrete adjustments, of 23.9% and 24.2% for 2020 and 2019, respectively.
4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.
5 Long-term debt includes existing finance lease liabilities.
6 A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.
7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.